Exhibit 5.D

FISCAL AGENCY AGREEMENT

AMONG

JAPAN BANK FOR INTERNATIONAL COOPERATION

JAPAN

MUFG BANK, LTD., LONDON BRANCH

Fiscal Agent,

Registrar,

Principal Paying Agent

and Transfer Agent

AND

U.S. BANK TRUST

COMPANY,

NATIONAL

ASSOCIATION

U.S. Representative of the Fiscal Agent,

Registrar, Principal Paying Agent and

Transfer Agent

Dated as of September 7, 2022 (New York City time) /

September 8, 2022 (Tokyo time)

U.S.$1,500,000,000 3.875% Guaranteed Bonds Due September 16, 2025

This FISCAL AGENCY AGREEMENT, is made as of September 7, 2022 (New York City time) / September 8, 2022 (Tokyo time), among JAPAN BANK FOR INTERNATIONAL COOPERATION, a joint stock corporation organized and existing under the laws of Japan (the “Issuer”), JAPAN, MUFG BANK, LTD., LONDON BRANCH, a corporation organized and existing under the laws of Japan, as Fiscal Agent, Registrar, Principal Paying Agent and Transfer Agent, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as U.S. Representative of the Fiscal Agent, Registrar, Principal Paying Agent and Transfer Agent.

In this Agreement, unless otherwise defined herein, “Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in The City of New York, London, Tokyo and, if applicable, the place of payment.

1. FORMS AND DENOMINATIONS. (a) The Issuer has agreed to issue $1,500,000,000 (one billion five hundred million U.S. dollars) (“U.S. dollars” and “$” refer to the lawful currency of the United States of America) principal amount of its 3.875% Guaranteed Bonds Due September 16, 2025 (the “Securities”). The Securities are issuable only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof, substantially in the form set forth in Exhibit A-1 or A-2 hereto.

(b) Japan will unconditionally and irrevocably guarantee the payment of the principal of and interest on the Securities, such guarantee of each Security to be evidenced by a guarantee in the form set forth in Exhibit B hereto, executed by the facsimile signature of the Minister of Finance of Japan or the official seal (or the facsimile thereof) of the Minister of Finance of Japan or of another duly authorized representative of Japan. Japan agrees that each Security authenticated and delivered in accordance with the provisions hereof shall bear such guarantee.

(c) The Securities shall initially be issued in the form of (1) one or more fully registered global securities registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York (“DTC”) (the “DTC Global Securities”), and (2) one or more fully registered global securities registered in the name of the nominee of the common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (the “International Global Securities”, and together with the DTC Global Securities, the “Global Securities” and each a “Global Security”). The DTC Global Securities will be substantially in the form set forth in Exhibit A-1 hereto, and the International Global Securities will be substantially in the form set forth in Exhibit A-2 hereto, in either case with such changes as may be agreed between the Issuer and the Fiscal Agent, as defined in Section 2(a) hereof.

(d) So long as Cede & Co., as nominee of DTC, is the registered holder of the DTC Global Securities and subject to applicable law, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by the DTC Global Securities for all purposes under this Agreement and such Securities. Likewise, so long as the nominee of the common depositary for Euroclear and Clearstream is the registered holder of the Securities represented by the International Global Securities and subject to applicable law, such nominee will be considered the sole owner or holder of the Securities represented by the International Global Securities for all purposes under this Agreement and such Securities. Except as set forth below, owners of beneficial interests in the Global Securities will not, except in the limited circumstances described in Section 5 hereof, be entitled to have the Securities represented by the Global Securities registered in their names, will not receive or be entitled to receive Securities in definitive registered form and will not be considered owners or holders thereof under this Agreement or such Securities. The Securities in definitive registered form, if any, will be substantially in the form set forth in Exhibit A-1 or A-2 hereto, as applicable, with the appropriate changes thereto, consistent with the provisions of this Agreement, as may be agreed between the Issuer and the Fiscal Agent. Neither the Issuer nor the Fiscal Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC, Euroclear or Clearstream (together, the “Clearing Systems”) on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records of the Clearing Systems relating to such beneficial ownership interests.

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2. FISCAL AGENT; REGISTRAR; OTHER AGENTS. (a) The Issuer and Japan hereby appoint MUFG Bank, Ltd., London Branch, also acting through its U.S. Representative, U.S. Bank Trust Company, National Association (the “U.S. Representative”), at present having its office in London, as fiscal agent and registrar of the Issuer and Japan in respect of the Securities upon the terms and subject to the conditions set forth herein, and MUFG Bank, Ltd., London Branch, hereby accepts such appointment. MUFG Bank, Ltd., London Branch, and U.S. Bank Trust Company, National Association in its capacity as U.S. Representative, and their successors as qualified or appointed in accordance with Section 8 hereof, are herein called the “Fiscal Agent” or “Registrar”. For so long as MUFG Bank, Ltd., London Branch, is the Fiscal Agent hereunder and U.S. Bank Trust Company, National Association is the U.S. Representative hereunder, the Fiscal Agent shall notify the Issuer and Japan promptly upon acquiring actual knowledge that the U.S. Representative is not performing its obligations hereunder and (ii) U.S. Bank Trust Company, National Association shall notify the Issuer and Japan promptly upon acquiring actual knowledge that U.S. Bancorp, has ceased to own a majority of the shares in U.S. Bank Trust Company, National Association. The Fiscal Agent shall have the powers and authority hereby granted to and conferred upon it in the Securities and such further powers and authority to act on behalf of the Issuer and Japan as the Issuer and Japan may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof. The Issuer and Japan reserve the right to appoint, at their discretion, agents (one or more “Agents”, or each, an “Agent”) for the payment of principal of and interest on the Securities (the “Principal Paying Agent”) or for the transfer and exchange of Securities (the “Transfer Agent”) at such place or places as the Issuer may determine. The Issuer shall notify the Fiscal Agent of the appointment of any such Agent. For that purpose, the Issuer and Japan hereby appoint MUFG Bank, Ltd., London Branch, at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN (also acting through the U.S. Representative at 100 Wall St., 6th floor, New York, New York 10005 as Principal Paying Agent and Transfer Agent, and MUFG Bank, Ltd., London Branch, and the U.S. Representative hereby accept such appointment.

(b) In compliance with Japanese tax laws and the practices of tax authorities in Japan, the Issuer hereby appoints the Fiscal Agent as the Issuer’s agent for (i) arranging the preparation and submission of all necessary forms and claims (including the interest receipt confirmations and the claims for exemption to be submitted to the competent Japanese tax authority) in relation to the Issuer’s Japanese withholding tax obligations and (ii) making the necessary payments to the Japanese tax authorities in accordance with operating procedures to be agreed between the Issuer and the Fiscal Agent (the “Operating Procedures”). The Fiscal Agent shall be responsible only for performing such obligations as are expressly provided for in the Operating Procedures and the Manual (as defined in Section 4(c) hereof) and no implied obligations on the part of the Fiscal Agent shall be read into this Agreement or the Operating Procedures. The Operating Procedures may be amended from time to time to reflect any changes in Japanese tax laws and the practices of tax authorities in Japan.

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3. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. (a) The Securities will be executed on behalf of the Issuer with either the signature or the facsimile signature of the Governor of the Issuer or a duly authorized agent of the Issuer. The guarantee of Japan will bear the facsimile signature of the Minister of Finance of Japan or the official seal (or the facsimile thereof) of the Minister of Finance of Japan or of another duly authorized representative of Japan. The Issuer and Japan may, respectively, adopt and use either the signature or the facsimile signature of any person who shall have been such Governor or such agent of the Issuer or such Minister of Finance or such representative of Japan, notwithstanding the fact that when any Security shall be authenticated and delivered, such person shall have ceased to be such Governor or such agent of the Issuer or such Minister of Finance or such representative of Japan.

(b) The Fiscal Agent (which includes, for the avoidance of doubt, the U.S. Representative) is authorized, upon receipt of Securities duly executed on behalf of the Issuer and bearing the duly executed guarantee of Japan as herein provided, together with a written order or orders to authenticate and deliver Securities in a stated aggregate principal amount, to authenticate such Securities, and to deliver said Securities to or upon the order of the Issuer signed by the Governor of the Issuer or such person’s attorney-in-fact. Thereafter, the Fiscal Agent is authorized to authenticate and deliver Securities in accordance with the provisions set forth therein or hereinafter. The aggregate principal amount of Securities to be issued and outstanding at any time, whether in the form of the Global Securities or Securities in definitive registered form issued in exchange for a Global Security in accordance with Section 5 hereof, shall not exceed $1,500,000,000, plus the aggregate principal amount of any additional Securities issued by the Issuer in accordance with Section 9 hereof.

(c) The Securities shall be dated the date of their authentication by the Fiscal Agent, except as otherwise provided in Sections 5(a), 5(c) and 5(h) hereof in connection with the Securities authenticated and delivered upon transfer or exchange or in lieu of the Global Securities.

4. PAYMENT, REDEMPTION AND CANCELLATION. (a) Subject to the following provisions, the Issuer will pay to the Fiscal Agent the amounts at the times, and for the purposes, set forth herein and in the Securities. The Issuer hereby authorizes and directs the Fiscal Agent from funds so paid to it, to make or cause to be made payment of principal of and interest on the Securities as set forth herein and in accordance with the text of the Securities and the requirements of applicable law.

(b) Subject to Sections 4(c), 4(d) and 4(l) hereof, as early as possible on each interest payment date and on the redemption or maturity date, the Fiscal Agent will arrange directly or with any other Agent for the payment from funds furnished by the Issuer of the principal of and interest on the Securities in immediately available funds by U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the payee, in such other manner as may be set forth or provided for in the text of the Securities. If the applicable due date for payment on the Securities is not a Business Day, payment will be made on the next succeeding day which is a Business Day. Notwithstanding the foregoing, the Issuer may pay to an Agent specifically designated for such purpose funds for the payment of principal of and interest on the Securities under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(b) and in Sections 4(c), 4(d), 4(e), 4(f), 4(g), 4(l) and 7(b) hereof; and the Fiscal Agent shall have no responsibility with respect to any funds so paid by the Issuer to any such Agent.

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(c) In compliance with Japanese tax laws and the practices of tax authorities in Japan, in respect of any interest payment on the DTC Global Securities hereunder, the Fiscal Agent shall act in accordance with the “Working Draft of Operating Manual on Japanese Withholding Tax on Certain International Issues Held Through DTC” as published by notice of The Depository Trust Company (the “DTC Procedures”), as amended or supplemented by notice from the relevant organization to the Issuer and the Fiscal Agent, and, in respect of any interest payment on the International Global Securities, the Fiscal Agent shall act in accordance with the “Global Tax Procedures—Tax Relief Procedure for Japan,” issued as Bulletin 210524/57 by the International Capital Market Services Association (the “Manual”), as amended or supplemented by notice from the relevant organization to the Issuer and the Fiscal Agent, the Operating Procedures and any other procedures established by the Issuer and Fiscal Agent. Except as otherwise provided in this Agreement, the Fiscal Agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures, the Operating Procedures, the Manual, or such other procedures actually known by the Fiscal Agent, as applicable and as may be amended or modified and communicated to the Fiscal Agent from time to time.

(d) If and so long as payments of interest may be made without deduction or withholding for or on account of Japanese tax only upon receipt of duly executed certifications, claim for exemption, notifications or other documentation (“Tax Documentation”), the Fiscal Agent shall (i) receive the required Tax Documentation from holders or beneficial owners and clearing organizations, (ii) review the Tax Documentation, and sign any required confirmations, and (iii) promptly deliver the Tax Documentation (directly or through the relevant Agent, in the case of Tax Documentation collected by such Agent) to the Issuer or, at the Issuer’s request, the relevant Japanese District Tax Office. The Fiscal Agent may rely on the information provided in Tax Documentation (including, where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect. The Fiscal Agent shall furnish forms of certifications to holders or beneficial owners of the Securities upon request, and shall use reasonable endeavors to assist holders or beneficial owners in claiming available exemptions, but shall not be liable for a holder’s or a beneficial owner’s failure to qualify for such an exemption.

(e) If a holder or a beneficial owner of the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese tax authorities, then the Issuer and the Fiscal Agent (on the Issuer’s behalf and out of funds paid to the Fiscal Agent from the Issuer) shall, to the extent it is possible to do so under Japanese law, pay the amount withheld (after the deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the holder or the beneficial owner.

(f) Under procedures agreed with the Issuer, the Fiscal Agent shall deliver tax certifications and related confirmations signed by or on behalf of the Issuer, together with payment of any applicable withholding taxes, to the relevant Japanese District Tax Office on or before the date on which such taxes are required under Japanese law or administrative practice to be paid.

(g) [Reserved]

(h) The Fiscal Agent shall open or maintain a U.S. dollar account entitled “Japan Bank for International Cooperation Fiscal Agency Account” in which all monies paid for the service of the Securities shall be carried.

(i) The Fiscal Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities except such as it pays on similar deposits or as may be agreed on by the Fiscal Agent and the Issuer and Japan.

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(j) In case the Issuer shall elect to redeem Securities, in whole but not in part, and the Issuer determines and certifies to the Fiscal Agent immediately prior to the giving of the notice of the redemption that, as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority therein or thereof having power to tax (“Taxes”), or any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after September 16, 2022, the Issuer is, or on the next interest payment date would be, required to pay any additional amounts as may be necessary in order that the net amounts received by any beneficial owner of the Securities after withholding or deduction for or on account of any Taxes shall equal the respective amounts of principal and interest which would have been receivable by such beneficial owner in respect of the Securities in the absence of such withholding or deduction, that cannot be avoided by measures reasonably available to the Issuer, the Fiscal Agent shall cause to be published on behalf of the Issuer at the Issuer’s cost irrevocable notice of intention to redeem the Securities on the date therein designated, and stating that on said redemption date there will become and be due and payable upon each Security so to be redeemed the redemption price payable upon such redemption in U.S. dollars, to the person in whose name the Security is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs, at the place or places specified in such notice, and that from and after such redemption date interest thereon will cease to accrue; provided that no notice of redemption shall be given earlier than ninety (90) days prior to the earliest date on which the Issuer would be obligated to make the withholding if a payment in respect of the Securities were then due. Prior to the publication and sending of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Fiscal Agent an opinion of independent counsel of recognized standing or an opinion of a tax consultant of recognized standing to the effect that the circumstances referred to above exist. The Fiscal Agent shall accept such opinion of counsel or tax consultant, as the case may be, as sufficient evidence of the satisfaction of the conditions precedent described above and shall be entitled to rely on such opinion of counsel or tax consultant, and it shall be conclusive and binding on the registered holders of the Securities. Such notice shall be published in a daily newspaper in the English language of general circulation in The City of New York and in a daily newspaper in the English language of general circulation in London, England, at least once prior to the redemption date, such publication to be not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, provided that for so long as the Securities are held in book-entry form such notices may be given by delivery of the relevant notice to DTC, Euroclear, and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. In addition, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall cause the Fiscal Agent on behalf of the Issuer at the Issuer’s cost to publish notices in a leading newspaper having a general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu. In case, by reason of the temporary or permanent suspension of the publication or general circulation of any newspaper or by reason of any other cause, it shall be impossible or impracticable to publish such notice in the manner herein provided, then such method of publication in lieu thereof as shall be approved by the Fiscal Agent shall constitute a sufficient publication of such notice.

(k) All Securities surrendered for payment, redemption, registration of transfer or exchange shall be promptly cancelled by the Fiscal Agent or such other person as may be designated by the Issuer. All cancelled Securities which were surrendered to anyone other than the Fiscal Agent shall be delivered by such other person (including any transfer agent) to the Fiscal Agent. Such cancelled Securities held by the Fiscal Agent shall be disposed of by the Fiscal Agent in accordance with its customary procedure, and, if requested by the Issuer or Japan, the Fiscal Agent shall furnish to the Issuer and Japan a certificate with respect to such disposition.

(l) In the event that Securities in definitive registered form are issued, the Fiscal Agent shall make or cause to be made payment of interest on any such Securities directly to registered holders of such Securities in whose names such Securities were registered at the close of business on the record date for such payment (as defined in the Global Securities). Payment of principal on any Security in definitive registered form will be made only upon surrender of such Security in definitive registered form at the office of the Fiscal Agent or any other duly appointed Agent. The Fiscal Agent shall provide notice of such final payment to registered holders mailed not later than the fifteen (15) days before such final payment. Payments will be made on the due date therefor in immediately available funds by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the Registrar. If the applicable due date for payment on the Securities is not a Business Day, payment will be made on the next succeeding day which is a Business Day.

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5. EXCHANGE AND REPLACEMENT OF SECURITIES. (a) The Fiscal Agent is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver to the registered holder thereof:

(i) Global Securities or Securities in definitive registered form, as the case may be, in exchange for or in lieu of Global Securities or Securities in definitive registered form, as the case may be, which become mutilated, destroyed, stolen or lost; and

(ii) Global Securities or Securities in definitive registered form, as the case may be, of authorized denominations in exchange for a like aggregate principal amount of Global Securities or Securities in definitive registered form, as the case may be, of other authorized denominations.

All Securities so authenticated by the Fiscal Agent shall bear the guarantee of Japan in the form herein provided for.

Each Security authenticated and delivered upon any transfer or in exchange for or in lieu of the whole or any part of any Security shall carry all rights to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security and shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.

(b) Subject to subsection (c) of this Section, no service charge shall be made for any such transfer, exchange or registration of transfer or exchange of Securities, but the Issuer, Japan or the Fiscal Agent (and any other Agent appointed by the Issuer pursuant to Section 2 hereof) may require payment of a sum sufficient to cover any transfer, stamp or other tax or other governmental charge required to be paid in connection therewith.

(c) In case any Security certificate shall at any time become mutilated or destroyed or stolen or lost then, provided that such Security, or evidence of the destruction, theft or loss thereof (together with the indemnity hereinafter referred to and such other documents as may be required in the premises) shall be delivered to the Fiscal Agent (which term, for the avoidance of doubt, includes the U.S. Representative) or in the case of a Security held in definitive registered form, delivered to either the Fiscal Agent or any transfer agent, a replacement Security of like tenor and principal amount and bearing the guarantee of Japan in the form herein provided for, will be issued by the Issuer and, at its request, authenticated and delivered by the Fiscal Agent, in exchange for the Security so mutilated, or in lieu of the Security destroyed or stolen or lost; and provided further that, in the case of destroyed, stolen or lost Securities, the Issuer, Japan, the Fiscal Agent and any transfer agent shall have received evidence satisfactory to them that such Securities were destroyed, stolen or lost, and shall also have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement Security shall be borne by the holder of the Security mutilated, destroyed, stolen or lost. Upon the issuance of any replacement Security under this Section 5(c), the Issuer, Japan, the Fiscal Agent or any transfer agent may require the payment of a sum sufficient to cover any transfer, stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith. In case such mutilated, destroyed, stolen or lost Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay or cause to be paid such Security.

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Every replacement Security issued pursuant to this Section 5(c) in exchange for or in lieu of any mutilated, destroyed, stolen or lost Security shall constitute a contractual obligation of the Issuer guaranteed by Japan, whether or not the mutilated, destroyed, stolen or lost Security shall be at any time enforceable by anyone (but, for the avoidance of doubt, shall not constitute an issuance of Securities in excess of the maximum aggregate principal amount set forth in Section 3(b) hereof). Any replacement Security delivered pursuant to this Section 5(c) shall be so dated that neither gain nor loss of interest shall result from such replacement.

(d) The Issuer will promptly make available to the Fiscal Agent a reasonable supply of Securities in definitive registered form and will issue or cause to be issued Securities in definitive registered form upon registration of transfer of, or exchange for, Securities represented by the DTC Global Securities if DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for such DTC Global Security or (b) ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by the Issuer within ninety (90) days after receiving such notice or becoming aware that DTC is no longer so registered.

(e) The Issuer will promptly make available to the Fiscal Agent a reasonable supply of Securities in definitive registered form and will issue or cause to be issued Securities in definitive registered form upon registration of transfer of, or exchange for, Securities represented by the International Global Securities if Euroclear or Clearstream is closed for business for a continuous period of fourteen (14) days (other than by reason of legal holidays) or announces an intention permanently to cease business.

(f) The Issuer may also at any time in its sole discretion determine not to have any of the Securities represented by the Global Securities and, in such event, will issue or cause to be issued Securities in definitive registered form upon registration of transfer of, or in exchange for, Securities represented by Global Securities.

(g) The Issuer shall bear the costs and expenses of printing or preparing any Securities in definitive registered form issued pursuant to Section 5(d), 5(e) and 5(f) above.

(h) Upon any such issuance pursuant to Section 5(d), 5(e) and 5(f) above of Securities in definitive registered form in exchange for all the Securities represented by any Global Security, the Fiscal Agent shall receive the relevant Global Securities from the custodian for DTC or the common depositary for Euroclear and Clearstream, as the case may be, shall cancel such Global Securities and shall reduce the holdings of the registered holder of such Global Securities on the register to nil and shall receive Securities in definitive registered form from the Issuer. The Fiscal Agent shall have at least thirty (30) days from the date of its receipt of Securities in definitive registered form, Global Securities submitted for exchange, registration information and delivery information, whichever is latest, to authenticate and deliver such Securities in definitive registered form in an aggregate principal amount equal to and in exchange for the DTC, Euroclear or Clearstream participants’ beneficial interests in the Securities represented by the relevant Global Securities as of the record date for such exchange established by the Issuer, as directed by DTC, Euroclear or Clearstream, as the case may be. Such Securities in definitive registered form shall be registered in such names and in such denominations of $200,000 and integral multiples of $2,000 in excess thereof, and delivered as DTC, Euroclear or Clearstream, pursuant to instructions from direct or indirect participants, shall direct. All Securities represented by Securities in definitive registered form issued in exchange for Securities represented by the relevant Global Securities shall be valid obligations of the Issuer guaranteed by Japan, the holders of which shall be entitled to the same benefits under this Agreement as the holders of the Global Securities. Exchanges of Global Securities for Securities in definitive registered form as described in this subsection (h) shall be made at the Issuer’s expense without charge to DTC, Euroclear, Clearstream or the common depositary.

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(i) Unless the DTC Global Securities are presented by an authorized representative of DTC to the Issuer, the Fiscal Agent or their respective agents for registration of transfer, exchange or payment, and any replacement DTC Global Securities are registered in the name of a nominee of DTC, and any payment is made to such nominee, any transfer, pledge or other use of the DTC Global Securities for value or otherwise shall be wrongful since the registered holders of the DTC Global Securities have an interest in the Securities evidenced by the DTC Global Securities.

(j) None of the Fiscal Agent, Registrar or any transfer agent will be required to (i) exchange or register the transfer of any Security selected for redemption; or (ii) exchange or register the transfer of any Security for the period from the record date preceding the due date for any payment to the payment date with respect to such Security.

6. REGISTRATION AND TRANSFER. (a) The Registrar shall maintain, as agent of the Issuer for the purpose, at the Registrar’s office in London, a register for (i) registering and maintaining a record of the aggregate holdings of all DTC Global Securities and the International Global Securities, (ii) registering transfers between holders of the Global Securities, (iii) registering and maintaining a record of the aggregate holdings of all definitive registered Securities, (iv) registering transfers between holders of the definitive registered Securities and (v) registering and maintaining a record of any further issues of Securities pursuant to Section 9 hereof and any subsequent transfers thereof. In addition, the Registrar will (i) maintain and promptly update the respective Schedules to the DTC Global Securities and the International Global Securities, and (ii) ensure that the sum of the respective aggregate principal amounts shown by the latest entry in the respective Schedules to the DTC Global Securities and the International Global Securities does not exceed $1,500,000,000, plus the aggregate principal amount of any additional Securities issued by the Issuer in accordance with Section 9 hereof, at any one time. Upon presentation for the purpose at the said office of the Registrar of any Security duly endorsed by, or accompanied by delivery of a written instrument of transfer in form approved by the Registrar duly executed by, the registered holder of the Security, or the registered holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon such register and a new Security, bearing the guarantee of Japan in the form herein provided for, shall be authenticated and delivered in the name of the transferee. Transfers and exchanges of Securities shall be subject to such reasonable regulations as may be prescribed by the Issuer.

Upon presentation for transfer or exchange of any Security in definitive form at any office of any transfer agent accompanied by a written instrument of transfer in a form approved by the Registrar duly executed by the registered holder or such registered holder’s attorney duly authorized in writing, such Security and written instrument shall be forwarded to the office of the Registrar. In addition, any transfer agent shall provide to the Registrar such information as the Registrar may reasonably require in connection with the delivery by such transfer agent of Securities in the definitive form in exchange for other Securities.

(b) When book-entry interests in Securities are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC Global Security to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an International Global Securities, on the settlement date, the custodian of the DTC Global Security, initially U.S. Bank Trust Company, National Association, will instruct the Fiscal Agent and the Registrar to:

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•	decrease the amount of Securities registered in the name of the nominee of DTC and evidenced by the relevant DTC Global Security; and

•

increase the amount of Securities registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the International Global Securities. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first Business Day following the settlement date.

(c) When book-entry interests in the Securities are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in a DTC Global Security, on the settlement date, the common depositary for Euroclear and Clearstream will:

•

transmit appropriate instructions to the custodian of the DTC Global Security, initially U.S. Bank Trust Company, National Association, who will in turn deliver such book-entry interests free of payment to the relevant account of the DTC participants; and

•	instruct the Fiscal Agent and the Registrar to:

¡	decrease the amount of Securities registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the International Global Securities; and

¡	increase the amount of Securities registered in the name of the nominee of DTC and evidenced by the relevant DTC Global Security.

7. CONDITIONS OF FISCAL AGENT’S AND REGISTRAR’S OBLIGATIONS. Each of the Fiscal Agent, the Registrar and any other Agent appointed under Section 2 hereof accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the rights hereunder of the holders from time to time of the Securities shall be subject:

(a) Compensation and Indemnification. The Issuer agrees promptly to pay the Fiscal Agent the compensation agreed upon with the Issuer for all services rendered by the Fiscal Agent and to reimburse the Fiscal Agent for its reasonable out-of-pocket expenses (including reasonable counsel fees) incurred, after prior general consultation with the Issuer, in connection with the services rendered hereunder. The Issuer also agrees to indemnify each of the Fiscal Agent (which term, for the avoidance of doubt, includes the U.S. Representative), the Registrar and any other Agent appointed under Section 2 hereof for, and to hold each of them harmless against, any loss, claim, liability or expense incurred without negligence, willful misconduct or bad faith, arising out of or in connection with its acting as such Fiscal Agent, Registrar or such other Agent hereunder, as well as the reasonable costs and expenses of defending against any such claim or liability.

(b) Agent for the Issuer and Japan. In acting under this Agreement and in connection with the Securities, each of the Fiscal Agent, the Registrar and any other Agent is acting solely as agent of the Issuer and of Japan, and does not assume any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities, except that all funds held by the Fiscal Agent, the Registrar or any other Agent for payment of principal of or interest on the Securities shall be held in trust, but need not be segregated from other funds except as required by law, and shall be applied as set forth herein and in the Securities.

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(c) Counsel. Each of the Fiscal Agent, the Registrar and any other Agent may consult with counsel satisfactory to it and to the Issuer and to Japan, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or thing suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) Documents. Each of the Fiscal Agent, the Registrar and any other Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or anything suffered by it in reliance without negligence, willful misconduct or bad faith upon any Security, instruction, notice, direction, consent, certificate, affidavit, statement, cablegram or other paper or document reasonably believed by it to be genuine and to have been delivered or signed by the proper parties.

(e) Certain Transactions. Each of the Fiscal Agent, the Registrar and any other Agent, or any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Securities, with the same rights as if it were not the Fiscal Agent, the Registrar or such other Agent or such officer, director or employee, as the case may be, and may engage or be interested in any financial or other transaction with the Issuer or Japan, and may act for, or as depositary, trustee or agent for, any holders of the Securities or other obligations of the Issuer or Japan, or any committee or body of such holders, as freely as if it were not the Fiscal Agent, the Registrar or such other Agent or such officer, director or employee, as the case may be.

(f) Instructions. Instructions concerning the operation of the provisions of this Agreement and the duties to be carried out by the Fiscal Agent, the Registrar or any other Agent hereunder may from time to time be issued by the Issuer and Japan, and the Fiscal Agent, the Registrar or such other Agent shall at all times comply with all such instructions as are for the time being in force.

(g) Reports and Inspection. The Registrar shall furnish to the Issuer and Japan such reports as may be required by the instructions of the Issuer and Japan. Each of the Issuer and Japan may, whenever it deems it necessary, inspect any Securities held by the Fiscal Agent and the Registrar, any books of registration and transfer, and any other books and records maintained by the Fiscal Agent and the Registrar hereunder.

(h) Forwarding of Notices. If the Fiscal Agent shall receive any notice or demand addressed to the Issuer or Japan by the holder of a Security pursuant to the provisions of the Securities, the Fiscal Agent shall promptly forward copies of such notice or demand to the Issuer and Japan.

(i) Statements. The recitals contained herein and in the Securities shall be taken as statements of the Issuer or Japan, as the case may be, and none of the Fiscal Agent, the Registrar or any other Agent assumes any responsibility for the correctness of the same, except that the Fiscal Agent, the Registrar and other Agents shall be responsible for the correctness of its representations (if any) in the Certificate of Authentication on each Security.

8. RESIGNATION OR TERMINATION AND APPOINTMENT OF SUCCESSOR. (a) The Issuer and Japan agree, for the benefit of the holders from time to time of the Securities, that there shall at all times be a Fiscal Agent and a Registrar hereunder which shall be or which shall have a representative which is a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers, until all the Securities authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) shall have become due and payable and monies sufficient to pay the principal of and interest on the Securities shall have been made available for payment and either paid or returned to the Issuer or Japan as provided herein and in the Securities (such date being herein referred to as the “Agency Maintenance Termination Date”).

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(b) Subject to the provisions of this Section 8, the Issuer and Japan may at any time and from time to time vary or terminate the appointment of the Fiscal Agent, the Registrar or any other Agent or appoint any additional Agents pursuant to Section 2 hereof for any or all of the purposes stated herein; provided, however, that until the Agency Maintenance Termination Date, the Issuer and Japan will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be surrendered for payment and where Securities may be surrendered for registration of transfer or exchange, as provided in the Securities, and where notices and demands to or upon the Issuer and Japan in respect of Securities and this Agreement may be served. The Issuer and Japan will give prompt written notice to the Fiscal Agent or the Registrar, as the case may be, of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency and shall give notice thereof to holders of Securities by prompt publication at least once in a daily newspaper in the English language of general circulation in The City of New York (expected to be The Wall Street Journal) and in a daily newspaper in the English language of general circulation in London, England (expected to be the Financial Times), provided that for so long as the Securities are held in book-entry form such notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. In addition, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall cause the Fiscal Agent or the Registrar on behalf of the Issuer at the Issuer’s cost to publish notices in a leading newspaper having a general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu. Prior to appointing any replacement U.S. Representative of the Fiscal Agent or the Registrar, the Issuer and/or Japan shall consult the Fiscal Agent or the Registrar, and the Fiscal Agent or the Registrar shall recommend to the Issuer and Japan one or more financial institutions for the role of U.S. Representative of the Fiscal Agent or the Registrar, as the case may be, but for the avoidance of doubt, the Issuer and Japan shall appoint a replacement U.S. Representative of the Fiscal Agent at their sole discretion.

(c) Subject to the provisions of this subsection (c), (i) the Fiscal Agent, the Registrar or any other Agent may at any time resign as such agent by giving written notice, mailed to the Issuer and to Japan in accordance with Section 15 hereof, of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that the Issuer and Japan shall agree to such resignation (such agreement not to be unreasonably withheld or delayed), and (ii) the Fiscal Agent, the Registrar or any other Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and Japan and specifying such removal and the date when it shall become effective. Any resignation or removal of the Fiscal Agent, the Registrar or any other Agent shall take effect upon the appointment by the Issuer and Japan, by an instrument in writing, of a successor Fiscal Agent or Registrar (which shall meet the qualifications prescribed in Section 8(a) hereof), successor U.S. Representative of the Fiscal Agent, the Registrar or successor of any other Agent and the acceptance of such appointment by such successor. In the event the Fiscal Agent, the Registrar or any other Agent resigns its appointment hereunder and no successor Fiscal Agent, Registrar or Agent is appointed within 60 days after such resignation in place of the resigning Fiscal Agent, Registrar or other Agent, the Fiscal Agent or the Registrar, as the case may be, on behalf of the Issuer may appoint a successor Fiscal Agent, Registrar or other Agent, which appointment shall be deemed to be an appointment by the Issuer under this Section 8 and the Fiscal Agent or the Registrar, as the case may be, shall promptly notify the Issuer in writing of such appointment. Upon its resignation or removal, the Fiscal Agent, the Registrar or such Agent shall be entitled to the payment by the Issuer of its compensation for the services theretofore rendered hereunder and to the reimbursement by the Issuer of all reasonable out-of-pocket expenses theretofore incurred in connection with the performance of its duties hereunder.

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(d) In case at any time the Fiscal Agent, the Registrar or any other Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of Chapter 7 or 11 of Title 11 of the United States Code or under the provisions of any similar legislation, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed or if any public officer shall have taken charge or control of the Fiscal Agent, the Registrar or any other Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent, successor Registrar (qualified as aforesaid) or successor of any other Agent shall be appointed by the Issuer and Japan, by an instrument in writing, filed with the successor Fiscal Agent, successor Registrar or successor of such other Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent, successor Registrar or successor of any other Agent and acceptance by such successor Fiscal Agent, successor Registrar or successor of such other Agent, as the case may be, of such appointment, the Fiscal Agent, the Registrar or such other Agent so superseded shall cease to be the Fiscal Agent, the Registrar or such other Agent hereunder.

(e) Any successor Fiscal Agent, Registrar or successor of any other Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer and Japan an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, successor Registrar or successor of any other Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent, Registrar or any other Agent, as the case may be, hereunder, and such predecessor, upon payment to it of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent, successor Registrar or successor of any other Agent shall be entitled to receive, all monies, securities or other property on deposit with or held by such predecessor, as Fiscal Agent, Registrar or any other Agent hereunder, as the case may be. The Issuer and Japan shall give notice of the appointment of a successor Fiscal Agent, successor Registrar or successor of any other Agent to holders of Securities by prompt publication at least once in a daily newspaper in the English language of general circulation in The City of New York (expected to be the Wall Street Journal) and in a daily newspaper in the English language of general circulation in London, England (expected to be the Financial Times), provided that for so long as the Securities are held in book-entry form such notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. In addition, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall cause the Fiscal Agent on behalf of the Issuer at the Issuer’s cost to publish notices in a leading newspaper having a general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu.

(f) Any corporation or bank into which the Fiscal Agent or its U.S. Representative, the Registrar hereunder or any other Agent may be merged or converted, or any corporation or bank with which the Fiscal Agent or its U.S. Representative, the Registrar or any other Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent or its U.S. Representative, the Registrar or any other Agent shall be a party, or any corporation or bank to which the Fiscal Agent or its U.S. Representative, the Registrar or any other Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Fiscal Agent or its U.S. Representative, the Registrar or such Agent, as the case may be, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent or its U.S. Representative, successor Registrar or successor of any other Agent, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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9. FURTHER ISSUES. The Issuer may from time to time, without notice to or the consent of the registered holders of the Securities, create and issue further securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further securities or except for the first payment of interest following the issue date of such further securities) and so that such further securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities. Any further securities shall be issued with the benefit of an agreement supplemental to this Agreement.

10. PAYMENT OF STAMP TAXES AND OTHER DUTIES. The Issuer will pay all stamp taxes and other duties, if any, to which this Agreement or the original issuance of the Securities shall be subject.

11. INFORMATION AVAILABLE TO HOLDERS OF SECURITIES. The Fiscal Agent shall make available to the holder of any Security during the Fiscal Agent’s normal business hours upon request such information as may be contained in its records relating to the performance by the Issuer and Japan of their obligations under the Securities and the guarantee thereof and hereunder.

12. AMENDMENT. This Agreement may be modified or amended by the Issuer, Japan, the Fiscal Agent and any transfer agent, without the consent of the holder of any Security, for the purpose of adding to the covenants of the Issuer or Japan for the benefit of such holders, surrendering any right or power conferred upon the Issuer or Japan, securing the Securities pursuant to the requirements of the Securities or otherwise, curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or in any manner which the Issuer, Japan, the Fiscal Agent and any transfer agent may mutually deem necessary or desirable, which shall not be inconsistent with any Security and which shall not adversely affect in any material respect the interest of the holders of the Securities.

13. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by the Issuer and Japan and any other matters required to be governed by the laws of Japan, which shall be governed by the laws of Japan.

14. APPOINTMENT OF AGENT FOR SERVICE. The Issuer hereby appoints the U.S. Representative of the Fiscal Agent for the time being as the Issuer’s authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based on this Agreement or the Securities which may be instituted in any State or Federal court in The City of New York by the Fiscal Agent or the holder of any Security and the Issuer expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment, which is hereby accepted by such U.S. Representative, shall be irrevocable until the Agency Maintenance Termination Date unless and until a successor U.S. Representative of the Fiscal Agent or successor Fiscal Agent has been appointed as the Issuer’s Authorized Agent for such purpose and such successor U.S. Representative of the Fiscal Agent or successor Fiscal Agent shall have accepted such appointment. The Issuer will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in Section 15 hereof, or at such other address in the Borough of Manhattan, the City of New York, as may be the main office of such U.S. Representative at the time of such service, and written notice of such service to the Issuer (mailed or delivered to the Issuer at its address as provided in Section 15 hereof) shall be deemed in every respect effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based on the Securities may also be instituted by the holder of a Security in any competent court in Japan. The Issuer hereby waives irrevocably any immunity to which it might otherwise be entitled in any action arising out of or based on this Agreement or the Securities which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Japan. This waiver is intended to be effective upon execution of this Agreement without any further act by the Issuer before any such court, and introduction of this Agreement into evidence shall be final and conclusive evidence of such waiver.

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15. NOTICES. Any notices pursuant to, or communications with respect to, this Agreement shall be deemed to have been given when delivered in person, when deposited in the mail as first class registered or certified air mail, postage prepaid, or when sent by telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within twenty-four hours by telecopy), to: in the case of the Issuer, Capital Markets and Funding Division, Treasury Department, Treasury and Systems Group, 4-1 Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan, telephone no.: 03-5218-3304, telecopy no.: 03-5218- 3960, in the case of Japan, 1-1, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo 100-8940, Japan, telephone no.: 03-3581-4111, telecopy no.: 03-3593-7494, Attention: Ministry of Finance, Financial Bureau; in the case of the Fiscal Agent, MUFG Bank, Ltd., London Branch, as Fiscal Agent, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN, United Kingdom, telecopy no.: 44-20-7577-1609, SWIFT code: BOTKGB2L, Attention: Securities Services, with a copy (if appropriate) to U.S. Bank Trust Company, National Association, 100 Wall St., 6th floor, New York, New York 10005, U.S.A., telecopy no.: 1-212-361-6153, Attention (mail or telecopy): Corporate Trust Administration; or such other address as shall be specified in writing by the party in question to the other parties hereto.

16. SUCCESSORS AND ASSIGNS. This Agreement and the Securities and the guarantee and all covenants and agreements by the Issuer and Japan herein and in the Securities and in the guarantee shall be binding upon any successors or assigns to the Issuer and upon Japan, regardless of any such succession or assignment.

17. COUNTERPARTS. This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAPAN BANK FOR INTERNATIONAL COOPERATION

By
	Name:	MASUDA Yusuke
	Title:	Chief Representative in New York
Representative Office in New York
(Regional Headquarters for the Americas)

JAPAN

By
	Name:	YOSHIDA Takeshi
	Title:	Duly Authorized Representative of Japan

MUFG BANK, LTD., LONDON BRANCH

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By
Name:
Title:

[Signature page to Fiscal Agency Agreement]

EXHIBIT A-1

(FORM OF DTC GLOBAL SECURITY)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JAPAN BANK FOR INTERNATIONAL COOPERATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO. OR SUCH OTHER ENTITY, HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

INTEREST PAYMENTS ON THE SECURITY WILL GENERALLY BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE ISSUER AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (A “SPECIALLY-RELATED PARTY OF THE ISSUER”), (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 6, PARAGRAPH (11) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH, OR (III) A JAPANESE PUBLIC CORPORATION, A JAPANESE FINANCIAL INSTITUTION OR A JAPANESE FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PARTY OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF CURRENTLY 15.315 PER CENTUM (15 PER CENTUM ON OR AFTER JANUARY 1, 2038) OF THE AMOUNT OF SUCH INTEREST.

No. R-	$

CUSIP: 471048CT3
ISIN: US471048CT36
Common Code: 253193921

JAPAN BANK FOR INTERNATIONAL COOPERATION

3.875% Guaranteed Bonds Due September 16, 2025

1. JAPAN BANK FOR INTERNATIONAL COOPERATION (herein called the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __U.S. dollars or such other aggregate principal amount as may be shown in the Schedule hereto on September 16, 2025, and to pay to the Registered Holder (as defined in paragraph 3) of this DTC Global Security interest on said principal sum from September 16, 2022 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on March 16 and September 16 in each year, commencing March 16, 2023 at the rate of three and seven eighths per centum (3.875%) per annum until payment of said principal sum has been made or duly provided for. The interest so payable on any March 16 and September 16 together with any Additional Amounts (as defined in paragraph 2) payable as set out herein, will be paid to the person in whose name this DTC Global Security is registered at 6:00 p.m., New York City time, on the fifteenth day before such interest payment occurs (the “record date”), whether or not the record date is a business day. Whenever it is necessary to compute any amount of interest in respect of the Securities (as defined in paragraph 3), that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments on this DTC Global Security will be made in accordance with any laws, regulations or administrative practices applicable to the Issuer and the paying agent(s) in respect thereof, including the requirements applicable under Japanese tax law. Payment of the principal of and interest on this DTC Global Security shall be made in immediately available funds in the lawful money of the United States of America (“U.S. dollars” or “$”) as at the time of payment is legal tender for the payment of public and private debts. Payments of principal of this DTC Global Security shall be made upon surrender of this DTC Global Security at the office of the Fiscal Agent (as defined in paragraph 3) in London, or, subject to applicable laws and regulations, at such other place or places as are designated by the Issuer, which, for the purposes of this DTC Global Security, shall include the office of the U.S. Representative of the Fiscal Agent (as defined in paragraph 3) in the Borough of Manhattan, The City of New York, by U.S. dollar check, or by wire transfer to an account maintained by the payee, and payments of interest on this DTC Global Security shall be made, in accordance with the foregoing and subject to the provisions hereof and to applicable laws and regulations, by check mailed on the due date for such payment to the Registered Holder hereof at the address of the Registered Holder listed in the Security Register (as defined in paragraph 9) or, upon written notice to the Fiscal Agent by such Registered Holder no later than the record date for such payment, by wire transfer to an account of the Registered Holder.

In the Fiscal Agency Agreement (as defined in paragraph 3), the Issuer and Japan have agreed that until the date on which the Securities (as defined in paragraph 3) shall have been delivered to the Fiscal Agent for cancellation, or become due and payable and monies sufficient to pay the principal of and interest on all of the Securities shall have been made available for payment and either paid or returned to the Issuer or Japan as provided herein (the “Agency Maintenance Termination Date”), the Issuer and Japan will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment.

2. (a) All payments of principal and interest by the Issuer in respect of this DTC Global Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority therein or thereof having power to tax (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, the Issuer will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received by any beneficial owner of this DTC Global Security after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of this DTC Global Security in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable with respect to this DTC Global Security;

(i) to, or to a third party on behalf of, any holder or beneficial owner of this DTC Global Security that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this DTC Global Security by reason of its (a) having some connection with Japan other than the mere holding of, receipt of interest on, or the enforcement of its rights under, this DTC Global Security or (b) being a person having a special relationship with the Issuer as described in Article 6, paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended)(a “specially-related party of the Issuer”); or

(ii) to, or to a third party on behalf of, any holder or beneficial owner of this DTC Global Security that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide the Interest Recipient Information (as defined in paragraph 2(b)) or to submit the Claim for Exemption (as defined in paragraph 2(b)) to the Fiscal Agent (as defined in paragraph 3), or whose Interest Recipient Information pertaining to the holder or beneficial owner is not duly communicated through the Participant (as defined in paragraph 2(b)) and the relevant clearing organization to the Fiscal Agent; or

(iii) to, or to a third party on behalf of, any holder or beneficial owner of this DTC Global Security that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined in paragraph 2(b)) that complies with the requirement to provide the Interest Recipient Information or to submit a Claim for Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies the Fiscal Agent of its status as not being subject to Taxes to be withheld or deducted by the Issuer by reason of such resident or Japanese corporation receiving interest on this DTC Global Security through a payment handling agent in Japan appointed by it); or

(iv) where the DTC Global Securities are presented for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined in this paragraph 2(a)), except to the extent that any holder of this DTC Global Security would have been entitled to such Additional Amounts for payment at the expiration of such 30-day period; or

(v) to a holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be treated as income, for Japanese tax purposes, of a beneficiary or settlor with respect to such fiduciary or a partner of such partnership or other beneficial owner, in each case, who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or other beneficial owner been the holder of such DTC Global Security; or

(vi) in any case that is a combination of any of (i) through (v) above.

As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the amount of the monies payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such monies having been so received, notice to that effect shall have been duly published as set forth in paragraph 6.

(b) For the purpose of sub-paragraphs (ii) and (iii) above:

(i) where this DTC Global Security is held through a certain participant of an international clearing organization or a certain financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for, or on account of Taxes, if the relevant beneficial owner of this DTC Global Security is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related party of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the cabinet order (Cabinet Order No. 43 of March 31, 1957, as amended) thereunder (together with ministerial ordinances and other regulations thereunder, the “Act”) (a “Designated Financial Institution”), all in accordance with the Act, such beneficial owner shall, at the time of entrusting a Participant with the custody of this DTC Global Security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for Taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a specially-related party of the Issuer); and

(ii) where this DTC Global Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner of this DTC Global Security is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related party of the Issuer) or (B) a Designated Financial Institution, all in accordance with the Act, such beneficial owner shall, prior to each time on which it receives interest, submit to the Fiscal Agent a claim for exemption from withholding tax (Hikazei Tekiyo Shinkokusho) (a “Claim for Exemption”) in the form obtainable from the Fiscal Agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner, the title of this DTC Global Security, the relevant interest payment date, the amount of interest and the fact that such beneficial owner is qualified to submit the Claim for Exemption, together with documentary evidence regarding its identity and residence. If the relevant beneficial owner of this DTC Global Security provides certain information required to be stated in the Claim for Exemption, in an electronic form prescribed by the relevant ministerial ordinance, with the Fiscal Agent, such beneficial owner will be deemed to submit the Claim for Exemption to the Fiscal Agent.

Any reference in this DTC Global Security or the guarantee of Japan in the form provided in the Fiscal Agency Agreement to principal or interest shall be deemed also to refer to any Additional Amount which may be payable under this paragraph 2.

3. This DTC Global Security is one of a duly authorized issue of the above-captioned securities designated on the face hereof of the Issuer (herein called the “Securities”), issued in accordance with the Fiscal Agency Agreement (the “Fiscal Agency Agreement”), dated as of September 7, 2022 (New York City time) / September 8, 2022 (Tokyo time), entered into by and among the Issuer, Japan, MUFG Bank, Ltd., London Branch, as Fiscal Agent, Principal Paying Agent, Registrar and Transfer Agent, and U.S. Bank Trust Company, National Association, as the U.S. representative of the Fiscal Agent, Principal Paying Agent, Registrar and Transfer Agent (the “U.S. Representative”), with respect to the Securities, copies of which Fiscal Agency Agreement are on file and available for inspection at the office of the U.S. Representative of the Fiscal Agent at 100 Wall St., 6th floor, New York, New York 10005. MUFG Bank, Ltd., London Branch, and U.S. Bank Trust Company, National Association, in its capacity as U.S. Representative, and their successors as Fiscal Agent are herein called the “Fiscal Agent”. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,500,000,000 (one billion five hundred million U.S. dollars) outstanding at any one time (which amount may be increased as provided in the Fiscal Agency Agreement). The Securities are issuable only as fully registered Securities without coupons in denominations of $200,000 and integral multiples of $2,000 in excess thereof. In acting under the Fiscal Agency Agreement, the Fiscal Agent is acting solely as agent for the Issuer and Japan and does not assume any obligation or relationship of agency or trust for or with the Registered Holder of this DTC Global Security except as specifically described below. As used herein, the term “Registered Holder” of a Security means the person in whose name such Security is registered in the Security Register (as defined in paragraph 9).

Notwithstanding any other provision of the Fiscal Agency Agreement or this DTC Global Security, this DTC Global Security may be transferred to, or exchanged for Securities in definitive registered form registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (i) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for such DTC Global Security or (b) ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor depositary is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered or (ii) the Issuer in its sole discretion, instructs the Fiscal Agent in writing that a DTC Global Security shall be so transferable and exchangeable. Securities in definitive registered form issued in exchange for this DTC Global Security will be registered in such names as an authorized representative of DTC, pursuant to instructions that direct or indirect Participants in DTC shall request, and issued in denominations of $200,000 and integral multiples of $2,000 in excess thereof.

4. This DTC Global Security is subject to retirement or redemption as hereinafter provided. Redemption of this DTC Global Security pursuant to this paragraph 4 shall be made upon the notice, in the manner and with the effect hereinafter set forth.

5. In order to provide for the payment of principal of and interest on the Securities as the same shall become due, the Issuer does hereby agree to pay to the Fiscal Agent at its office in London, in U.S. dollars, the amounts set forth below in this paragraph, to be applied by the Fiscal Agent as hereinafter set forth:

(a) The Issuer shall pay to the Fiscal Agent semi-annually on a date not later than each interest payment date (or such other date when interest is payable, as provided in paragraph 8(b)) an amount sufficient to pay the interest becoming due on all Securities on such interest payment date.

(b) On a date not later than the redemption or maturity date (or such other date when principal is payable as provided in paragraph 8(b)) of this DTC Global Security, the Issuer shall pay to the Fiscal Agent an amount which, together with any monies then held by the Fiscal Agent and available for the purpose, shall be equal to the entire amount of principal and interest to be due on such redemption or maturity date on the Securities called for redemption or then outstanding.

(c) As early as practicable on each interest payment date and on the redemption or maturity date (or on such other date on which interest or principal is payable, as provided in paragraph 8(b)), the Fiscal Agent shall from funds paid to it by the Issuer pay, or procure the payment of, the U.S. dollar amount due in respect of Securities represented by this DTC Global Security by check or by wire transfer of same day funds for value on the due date for payment to DTC for payment pro rata to the relevant accountholders in accordance with DTC’s settlement procedures.

6. The Securities (including this DTC Global Security) may be redeemed for cash at the option of the Issuer in whole, but not in part, on not more than sixty (60) days’ and not less than thirty (30) days’ irrevocable notice to the Registered Holders of the Securities, at a redemption price for each Security equal to the principal amount thereof, together with accrued interest to the date fixed by the Issuer for redemption and any Additional Amounts, if the Issuer determines and certifies to the Fiscal Agent immediately prior to the giving of the notice that, as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting any Taxes, or any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after September 16, 2022, the Issuer is, or on the next interest payment date would be, required to pay any Additional Amounts for the Securities that cannot be avoided by measures reasonably available to the Issuer; provided that no notice of redemption shall be given earlier than ninety (90) days prior to the earliest date on which the Issuer would be obligated to make the withholding if a payment in respect of the Securities were then due. Prior to the publication and sending of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Fiscal Agent an opinion of independent counsel of recognized standing or an opinion of a tax consultant of recognized standing to the effect that the circumstances referred to above exist. The Fiscal Agent shall accept such opinion of counsel or tax consultant, as the case may be, as sufficient evidence of the satisfaction of the conditions precedent described above, and it shall be conclusive and binding on the Registered Holders of the Securities.

Notice of intention to redeem the Securities, specifying the redemption date and the place or places where the redemption price will be paid, shall be given by publication in a daily newspaper in the English language, of general circulation in The City of New York (expected to be the Wall Street Journal) and in a daily newspaper in the English language of general circulation in London, England (expected to be the Financial Times), at least once prior to the redemption date, such publication to be not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, provided that for so long as the Securities are held in book-entry form such notices may be given by delivery of the relevant notice to DTC, Euroclear Bank SA/NV or Clearstream Banking S.A., for communication by them to their respective Participants in substitution for publication in any such newspaper. In addition, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall cause the Fiscal Agent on behalf of the Issuer at the Issuer’s cost to publish notices in a leading newspaper having a general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu. In case, by reason of the temporary or permanent suspension of the publication or general circulation of any newspaper or by reason of any other cause, it shall be impossible or impracticable to publish such notice in the manner herein provided, then such method of publication in lieu thereof as shall be approved by the Fiscal Agent shall constitute a sufficient publication of such notice. Notice having been so given, the Securities so called for redemption shall become due and payable on the redemption date so designated at the redemption price, and upon surrender thereof, the Securities will be paid at the redemption price together with all accrued interest (unless the redemption date is a date for the payment of interest) in U.S. dollars, to the person in whose name the Security is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs at the place or places specified in such notice. From and after the redemption date, if monies for the redemption of all the Securities to be redeemed shall have been available at the office of the Fiscal Agent for redemption on the redemption date, the Securities so called for redemption shall cease to bear interest and the only right of the Registered Holders of the Securities shall be to receive payment of the redemption price in accordance with the terms of such Securities.

7. This DTC Global Security will become void unless presented for payment within a period of ten years from the Relevant Date (as defined in paragraph 2(a)).

8. (a) In the event of a default by the Issuer (i) in the payment when due of principal of or interest on any of the Securities and the continuance of such default for a period of thirty (30) days, or (ii) in the performance of any other covenant contained in the Securities and the continuance of such default for a period of ninety (90) days after written notice thereof to the Issuer from the Registered Holder of this DTC Global Security shall have been received by the Fiscal Agent, then in any such case the principal amount of this DTC Global Security shall, at the option of and upon written demand to the Fiscal Agent at said office by the Registered Holder hereof, mature and become due and payable upon the date that such written demand is received by the Fiscal Agent, unless prior to such date the Issuer shall have cured all such defaults in respect of all the Securities. Any amount of interest or principal so in default in respect of this DTC Global Security shall bear interest (if, and to the extent permitted by law) at the rate specified in the title of this DTC Global Security until such default shall have been cured.

(b) If a date for payment of principal or interest on this DTC Global Security falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest may be made on the next succeeding Business Day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph 8(b), “Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

9. The transfer of this DTC Global Security is registrable on the Security Register (as herein defined) upon surrender of this DTC Global Security for registration at the office of the U.S. Representative of the Fiscal Agent in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in a form approved by the Fiscal Agent duly executed by, the Registered Holder hereof or such Registered Holder’s attorney duly authorized in writing. The Issuer, Japan and the Fiscal Agent may deem and treat the Registered Holder hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing hereon made by anyone) for the purpose of receiving payment hereon and for all other purposes, whether or not this DTC Global Security shall be overdue. Upon surrender of this DTC Global Security by an authorized representative of DTC, for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of a like aggregate principal amount, and registered in such name or names as may be requested by an authorized representative of DTC, dated the date of authentication thereof and bearing the guarantee of Japan in the form provided in the Fiscal Agency Agreement. The Issuer covenants that, until the Agency Maintenance Termination Date, it will at all times maintain in the Borough of Manhattan, The City of New York, an office or agency for the transfer and registration of transfers, as aforesaid, of Securities and where notices and demands to or upon the Issuer or Japan in respect of the Securities and the Fiscal Agency Agreement may be served. The Issuer has appointed the Fiscal Agent (acting through its U.S. Representative) as its agent for such purpose. The Issuer has also agreed to cause to be kept at the office of the Registrar in London a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for such registration of transfers.

In the manner and subject to the limitations provided in the Fiscal Agency Agreement, Securities may be exchanged for a like aggregate principal amount of Securities of authorized denominations bearing the guarantee of Japan in the form provided in the Fiscal Agency Agreement. The Issuer covenants that until the Agency Maintenance Termination Date, it will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be surrendered in exchange for Securities in other authorized denominations in accordance with the terms hereof and of the Fiscal Agency Agreement. The Issuer has appointed the Fiscal Agent (acting through its U.S. Representative) as its agent for such purpose.

None of the Fiscal Agent, the Registrar or any transfer agent will be required to (i) exchange or register the transfer of any Security selected for redemption; or (ii) exchange or register the transfer of any Security for the period from the record date preceding the due date for any payment to the payment date with respect to such Security.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer guaranteed by Japan evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. Any new DTC Global Security delivered pursuant to this paragraph 9 shall be so dated that neither gain nor loss of interest shall result from such registration or exchange.

No service charge shall be made for any such transfer, exchange or registration of transfer or exchange of Securities, but the Issuer, Japan or the Fiscal Agent (and any other agent appointed by the Issuer pursuant to Section 2 of the Fiscal Agency Agreement) may require payment of a sum sufficient to cover any transfer, stamp or other tax or other governmental charge required to be paid in connection therewith.

10. In case this DTC Global Security shall at any time become mutilated or destroyed or stolen or lost then, provided that this DTC Global Security, or evidence of the destruction, theft or loss thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal Agent or its U.S. Representative, a replacement DTC Global Security of like tenor and principal amount and bearing the guarantee of Japan in the form provided in the Fiscal Agency Agreement will be issued by the Issuer and, at its request, authenticated and delivered by the Fiscal Agent in exchange for the DTC Global Security so mutilated, or in lieu of the DTC Global Security destroyed or stolen or lost; and provided further that, in the case of destroyed, stolen or lost Securities, the Issuer, Japan and the Fiscal Agent shall have received evidence satisfactory to them that such Securities were destroyed, stolen or lost, and shall also have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a replacement DTC Global Security shall be borne by the Registered Holder of the DTC Global Security mutilated, destroyed, stolen or lost. Upon the issuance of any replacement DTC Global Security under this paragraph 10, the Issuer, Japan or the Fiscal Agent may require the payment of a sum sufficient to cover any transfer, stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith. In case such mutilated, destroyed, stolen or lost DTC Global Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new DTC Global Security, pay or cause to be paid such DTC Global Security.

Every replacement DTC Global Security issued pursuant to this paragraph 10 in exchange for or in lieu of any mutilated, destroyed, stolen or lost DTC Global Security shall constitute an original additional contractual obligation of the Issuer guaranteed by Japan, whether or not the mutilated, destroyed, stolen or lost DTC Global Security shall be at any time enforceable by anyone. Any replacement DTC Global Security delivered pursuant to this paragraph 10 shall be so dated that neither gain nor loss of interest shall result from such replacement.

The provisions of this paragraph 10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, stolen or lost Securities.

11. Subject to paragraph 13, the Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this DTC Global Security and its guarantee by Japan, and to constitute the same the valid obligations of the Issuer and of Japan, respectively, in accordance with their terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Japan.

12. The Fiscal Agency Agreement may be modified or amended by the Issuer, Japan and the Fiscal Agent, and the terms and conditions of the Securities may be modified or amended by the Issuer and Japan, without the consent of the Registered Holder of any DTC Global Security for the purpose of adding to the covenants of the Issuer or Japan for the benefit of the Registered Holders, surrendering any right or power conferred upon the Issuer or Japan, securing the Securities pursuant to the requirements of the Securities or otherwise, curing any ambiguity, or curing, correcting or supplementing any defective provision therein, or in any manner which the Issuer, Japan and the Fiscal Agent may mutually deem necessary or desirable, which, in the case of the Fiscal Agency Agreement, shall not be inconsistent with the Securities, and which shall not adversely affect the interests of the Registered Holders of the Securities in any material respect, to all of which each Registered Holder of any DTC Global Security shall, by acceptance thereof, consent.

13. This DTC Global Security shall not become valid or obligatory for any purpose unless and until this DTC Global Security has been authenticated by U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, or its successor, as U.S. Representative of the Fiscal Agent.

14. This DTC Global Security shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by the Issuer and any other matters required to be governed by the laws of Japan.

15. As more fully set forth in the Fiscal Agency Agreement, the Issuer has appointed the U.S. Representative of the Fiscal Agent for the time being as its authorized agent upon which process may be served in any action arising out of or based on the Securities or the Fiscal Agency Agreement which may be instituted in any State or Federal court in The City of New York by the Registered Holder of this DTC Global Security, and the Issuer hereby expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable until the Agency Maintenance Termination Date, unless and until a successor U.S. Representative of the Fiscal Agent or successor Fiscal Agent shall have been appointed by the Issuer as its authorized agent for such purpose and such successor U.S. Representative of the Fiscal Agent or successor Fiscal Agent shall have accepted such appointment. Notwithstanding the foregoing, any action arising out of or based on the Securities may be instituted by the Registered Holder of this DTC Global Security in any competent court in Japan. The Issuer hereby waives irrevocably any immunity to which it might otherwise be entitled in any action based on the Securities which may be instituted by the Registered Holder of this DTC Global Security in any State or Federal court in The City of New York or in any competent court in Japan. This waiver is intended to be effective upon execution of this DTC Global Security without any further act by the Issuer before any such court, and introduction of this DTC Global Security into evidence shall be final and conclusive evidence of such waiver.

IN WITNESS WHEREOF, the Issuer has caused this DTC Global Security to be executed with the signature of the Governor, CEO or a duly authorized agent of the Issuer in Tokyo, Japan or the facsimile signature of the Governor, CEO or a duly authorized agent of the Issuer in The City of New York, State of New York, United States of America.

Dated: September 16, 2022

JAPAN BANK FOR INTERNATIONAL COOPERATION

By
Name: HAYASHI Nobumitsu
Governor or Duly Authorized Agent of the Issuer

Form of Certificate of Authentication

This is one of the Securities within referred to. The undersigned hereby represents that it has not authenticated Securities in excess of an aggregate principal amount of $1,500,000,000 (other than Securities issued in exchange for and upon the cancellation of a like aggregate principal amount of other Securities, and Securities issued in lieu of destroyed, stolen or lost Securities).

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as U.S. Representative of the Fiscal Agent

By
Authorized Signatory

SCHEDULE TO THE DTC GLOBAL SECURITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

3.875% GUARANTEED BONDS DUE SEPTEMBER 16, 2025

Initial Principal Amount	Additional Principal Amount	Aggregate Principal Amount	Authorization

$	$	$

	$	$

	$	$

EXHIBIT A-2

(FORM OF INTERNATIONAL GLOBAL SECURITY)

UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

INTEREST PAYMENTS ON THE SECURITY WILL GENERALLY BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE ISSUER AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (A “SPECIALLY-RELATED PARTY OF THE ISSUER”), (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 6, PARAGRAPH (11) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH, OR (III) A JAPANESE PUBLIC CORPORATION, A JAPANESE FINANCIAL INSTITUTION OR A JAPANESE FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PARTY OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF CURRENTLY 15.315 PER CENTUM (15 PER CENTUM ON OR AFTER JANUARY 1, 2038) OF THE AMOUNT OF SUCH INTEREST.

No. R-	$

ISIN: XS2530447643
Common Code: 253044764

JAPAN BANK FOR INTERNATIONAL COOPERATION

3.875% Guaranteed Bonds Due September 16, 2025

1. JAPAN BANK FOR INTERNATIONAL COOPERATION (herein called the “Issuer”), for value received, hereby promises to pay to MUFG Nominees (UK) Limited, or registered assigns, the principal sum of __U.S. dollars or such other aggregate principal amount as may be shown in the Schedule hereto on September 16, 2025, and to pay to the Registered Holder (as defined in paragraph 3) of this International Global Security interest on said principal sum from September 16, 2022 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on March 16 and September 16 in each year, commencing March 16, 2023 at the rate of three and seven eighths per centum (3.875%) per annum until payment of said principal sum has been made or duly provided for. The interest so payable on any March 16 and September 16 together with any Additional Amounts (as defined in paragraph 2) payable as set out herein, will be paid to the person in whose name this International Global Security is registered at 6:00 p.m., New York City time, on the fifteenth day before such interest payment occurs (the “record date”), whether or not the record date is a business day. Whenever it is necessary to compute any amount of interest in respect of the Securities (as defined in paragraph 3), that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments on this International Global Security will be made in accordance with any laws, regulations or administrative practices applicable to the Issuer and the paying agent(s) in respect thereof, including the requirements applicable under Japanese tax law. Payment of the principal of and interest on this International Global Security shall be made in immediately available funds in the lawful money of the United States of America (“U.S. dollars” or “$”) as at the time of payment is legal tender for the payment of public and private debts. Payments of principal of this International Global Security shall be made upon surrender of this International Global Security at the office of the Fiscal Agent (as defined in paragraph 3) in London or, subject to applicable laws and regulations, at such other place or places as are designated by the Issuer, by U.S. dollar check, or by wire transfer to an account maintained by the payee, and payments of interest on this International Global Security shall be made, in accordance with the foregoing and subject to the provisions hereof and to applicable laws and regulations, by check mailed on the due date for such payment to the Registered Holder hereof at the address of the Registered Holder listed in the Security Register (as defined in paragraph 9) or, upon written notice to the Fiscal Agent by such Registered Holder no later than the record date for such payment, by wire transfer to an account of the Registered Holder.

In the Fiscal Agency Agreement (as defined in paragraph 3), the Issuer and Japan have agreed that until the date on which the Securities (as defined in paragraph 3) shall have been delivered to the Fiscal Agent for cancellation, or become due and payable and monies sufficient to pay the principal of and interest on all of the Securities shall have been made available for payment and either paid or returned to the Issuer or Japan as provided herein (the “Agency Maintenance Termination Date”), the Issuer and Japan will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment.

2. (a) All payments of principal and interest by the Issuer in respect of this International Global Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority therein or thereof having power to tax (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, the Issuer will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received by any beneficial owner of this International Global Security after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of this International Global Security in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable with respect to this International Global Security;

(i) to, or to a third party on behalf of, any holder or beneficial owner of this International Global Security that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this International Global Security by reason of its (a) having some connection with Japan other than the mere holding of, receipt of interest on, or the enforcement of its rights under, this International Global Security or (b) being a person having a special relationship with the Issuer as described in Article 6, paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended)(a “specially-related party of the Issuer”); or

(ii) to, or to a third party on behalf of, any holder or beneficial owner of this International Global Security that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide the Interest Recipient Information (as defined in paragraph 2(b)) or to submit the Claim for Exemption (as defined in paragraph 2(b)) to the Fiscal Agent (as defined in paragraph 3), or whose Interest Recipient Information pertaining to the holder or beneficial owner is not duly communicated through the Participant (as defined in paragraph 2(b)) and the relevant clearing organization to the Fiscal Agent; or

(iii) to, or to a third party on behalf of, any holder or beneficial owner of this International Global Security that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined in paragraph 2(b)) that complies with the requirement to provide the Interest Recipient Information or to submit a Claim for Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies the Fiscal Agent of its status as not being subject to Taxes to be withheld or deducted by the Issuer by reason of such resident or Japanese corporation receiving interest on this International Global Security through a payment handling agent in Japan appointed by it); or

(iv) where the International Global Securities are presented for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined in this paragraph 2(a)), except to the extent that any holder of this International Global Security would have been entitled to such Additional Amounts for payment at the expiration of such 30-day period; or

(v) to a holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be treated as income, for Japanese tax purposes, of a beneficiary or settlor with respect to such fiduciary or a partner of such partnership or other beneficial owner, in each case, who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or other beneficial owner been the holder of such International Global Security; or

(vi) in any case that is a combination of any of (i) through (v) above.

As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the amount of the monies payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such monies having been so received, notice to that effect shall have been duly published as set forth in paragraph 6.

(b) For the purpose of sub-paragraphs (ii) and (iii) above:

(i) where this International Global Security is held through a certain participant of Euroclear or Clearstream or a certain financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for, or on account of Taxes, if the relevant beneficial owner of this International Global Security is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related party of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the cabinet order (Cabinet Order No. 43 of March 31, 1957, as amended) thereunder (together with ministerial ordinances and other regulations thereunder, the “Act”) (a “Designated Financial Institution”), all in accordance with the Act, such beneficial owner shall, at the time of entrusting a Participant with the custody of this International Global Security, provide certain information prescribed by the Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for Taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if such beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a specially-related party of the Issuer); and

(ii) where this International Global Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner of this International Global Security is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related party of the Issuer) or (B) a Designated Financial Institution, all in accordance with the Act, such beneficial owner shall, prior to each time on which it receives interest, submit to the Fiscal Agent a claim for exemption from withholding tax (Hikazei Tekiyo Shinkokusho) (a “Claim for Exemption”) in the form obtainable from the Fiscal Agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner, the title of this International Global Security, the relevant interest payment date, the amount of interest and the fact that such beneficial owner is qualified to submit the Claim for Exemption, together with documentary evidence regarding its identity and residence. If the relevant beneficial owner of this International Global Security provides certain information required to be stated in the Claim for Exemption, in an electronic form prescribed by the relevant ministerial ordinance, with the Fiscal Agent, such beneficial owner will be deemed to submit the Claim for Exemption to the Fiscal Agent.

Any reference in this International Global Security or the guarantee of Japan in the form provided in the Fiscal Agency Agreement to principal or interest shall be deemed also to refer to any Additional Amount which may be payable under this paragraph 2.

3. This International Global Security is one of a duly authorized issue of the above-captioned securities designated on the face hereof of the Issuer (herein called the “Securities”), issued in accordance with the Fiscal Agency Agreement (the “Fiscal Agency Agreement”), dated as of September 7, 2022 (New York City time) / September 8, 2022 (Tokyo time), entered into by and among the Issuer, Japan, MUFG Bank, Ltd., London Branch, as Fiscal Agent, Principal Paying Agent, Registrar and Transfer Agent, and U.S. Bank Trust Company, National Association, as the U.S. representative of the Fiscal Agent, Principal Paying Agent, Registrar and Transfer Agent (the “U.S. Representative”), with respect to the Securities, copies of which Fiscal Agency Agreement are on file and available for inspection at the office of the Fiscal Agent at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. MUFG Bank, Ltd., London Branch, and U.S. Bank Trust Company, National Association, in its capacity as U.S. Representative, and their successors as Fiscal Agent are herein called the “Fiscal Agent”. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,500,000,000 (one billion five hundred million U.S. dollars) outstanding at any one time (which amount may be increased as provided in the Fiscal Agency Agreement). The Securities are issuable only as fully registered Securities without coupons in denominations of $200,000 and integral multiples of $2,000 in excess thereof. In acting under the Fiscal Agency Agreement, the Fiscal Agent is acting solely as agent for the Issuer and Japan and does not assume any obligation or relationship of agency or trust for or with the Registered Holder of this International Global Security except as specifically described below. As used herein, the term “Registered Holder” of a Security means the person in whose name such Security is registered in the Security Register (as defined in paragraph 9).

Notwithstanding any other provision of the Fiscal Agency Agreement or this International Global Security, this International Global Security may be transferred to, or exchanged for Securities in definitive registered form registered in the name of, a person other than a common depositary for Euroclear and Clearstream, a nominee of a common depositary for Euroclear and Clearstream or successor of a common depositary for Euroclear and Clearstream or its nominee if (i) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as depositary for such International Global Security and a successor depositary is not appointed by the Issuer within 90 days after receiving such notice, or (ii) the Issuer, in its sole discretion, instructs the Fiscal Agent in writing that the International Global Security shall be so transferable and exchangeable. Securities in definitive registered form issued in exchange for this International Global Security will be registered in such names as an authorized representative of the common depositary for Euroclear and Clearstream, pursuant to instructions that direct or indirect Participants in Euroclear or Clearstream shall request, and issued in denominations of $200,000 and integral multiples of $2,000 in excess thereof.

4. This International Global Security is subject to retirement or redemption as hereinafter provided. Redemption of this International Global Security pursuant to this paragraph 4 shall be made upon the notice, in the manner and with the effect hereinafter set forth.

5. In order to provide for the payment of principal of and interest on the Securities as the same shall become due, the Issuer does hereby agree to pay to the Fiscal Agent at its office in London in U.S. dollars, the amounts set forth below in this paragraph, to be applied by the Fiscal Agent as hereinafter set forth:

(a) The Issuer shall pay to the Fiscal Agent semi-annually on a date not later than each interest payment date (or such other date when interest is payable, as provided in paragraph 8(b)) an amount sufficient to pay the interest becoming due on all Securities on such interest payment date.

(b) On a date not later than the redemption or maturity date (or such other date when principal is payable as provided in paragraph 8(b)) of this International Global Security, the Issuer shall pay to the Fiscal Agent an amount which, together with any monies then held by the Fiscal Agent and available for the purpose, shall be equal to the entire amount of principal and interest to be due on such redemption or maturity date on the Securities called for redemption or then outstanding.

(c) As early as practicable on each interest payment date and on the redemption or maturity date (or on such other date on which interest or principal is payable, as provided in paragraph 8(b)), the Fiscal Agent shall from funds paid to it by the Issuer pay, or procure the payment of, the U.S. dollar amount due in respect of Securities represented by this International Global Security by check or by wire transfer of same day funds for value on the due date for payment to the Registered Holder of this International Global Security for payment pro rata to the owners of beneficial ownership interests in the Securities represented by this International Global Security in accordance with Euroclear and Clearstream’s settlement procedures.

6. The Securities (including this International Global Security) may be redeemed for cash at the option of the Issuer in whole, but not in part, on not more than sixty (60) days’ and not less than thirty (30) days’ irrevocable notice to the Registered Holders of the Securities, at a redemption price for each Security equal to the principal amount thereof, together with accrued interest to the date fixed by the Issuer for redemption and any Additional Amounts, if the Issuer determines and certifies to the Fiscal Agent immediately prior to the giving of the notice that, as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority of Japan) affecting any Taxes, or any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after September 16, 2022, the Issuer is, or on the next interest payment date would be, required to pay any Additional Amounts for the Securities that cannot be avoided by measures reasonably available to the Issuer; provided that no notice of redemption shall be given earlier than ninety (90) days prior to the earliest date on which the Issuer would be obligated to make the withholding if a payment in respect of the Securities were then due. Prior to the publication and sending of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Fiscal Agent an opinion of independent counsel of recognized standing or an opinion of a tax consultant of recognized standing to the effect that the circumstances referred to above exist. The Fiscal Agent shall accept such opinion of counsel or tax consultant, as the case may be, as sufficient evidence of the satisfaction of the conditions precedent described above, and it shall be conclusive and binding on the Registered Holders of the Securities.

Notice of intention to redeem the Securities, specifying the redemption date and the place or places where the redemption price will be paid, shall be given by publication in a daily newspaper in the English language, of general circulation in The City of New York (expected to be the Wall Street Journal) and in a daily newspaper in the English language of general circulation in London, England (expected to be the Financial Times), at least once prior to the redemption date, such publication to be not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, provided that for so long as the Securities are held in book-entry form such notices may be given by delivery of the relevant notice to The Depository Trust Company, Euroclear and Clearstream, for communication by them to their respective Participants in substitution for publication in any such newspaper. In addition, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall cause the Fiscal Agent on behalf of the Issuer at the Issuer’s cost to publish notices in a leading newspaper having a general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu. In case, by reason of the temporary or permanent suspension of the publication or general circulation of any newspaper or by reason of any other cause, it shall be impossible or impracticable to publish such notice in the manner herein provided, then such method of publication in lieu thereof as shall be approved by the Fiscal Agent shall constitute a sufficient publication of such notice. Notice having been so given, the Securities so called for redemption shall become due and payable on the redemption date so designated at the redemption price, and upon surrender thereof, the Securities will be paid at the redemption price together with all accrued interest (unless the redemption date is a date for the payment of interest) in U.S. dollars, to the person in whose name the Security is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs at the place or places specified in such notice. From and after the redemption date, if monies for the redemption of all the Securities to be redeemed shall have been available at the office of the Fiscal Agent for redemption on the redemption date, the Securities so called for redemption shall cease to bear interest and the only right of the Registered Holders of the Securities shall be to receive payment of the redemption price in accordance with the terms of such Securities.

7. This International Global Security will become void unless presented for payment within a period of ten years from the Relevant Date (as defined in paragraph 2(a)).

8. (a) In the event of a default by the Issuer (i) in the payment when due of principal of or interest on any of the Securities and the continuance of such default for a period of thirty (30) days, or (ii) in the performance of any other covenant contained in the Securities and the continuance of such default for a period of ninety (90) days after written notice thereof to the Issuer from the Registered Holder of this International Global Security shall have been received by the Fiscal Agent, then in any such case the principal amount of this International Global Security shall, at the option of and upon written demand to the Fiscal Agent at said office by the Registered Holder hereof, mature and become due and payable upon the date that such written demand is received by the Fiscal Agent, unless prior to such date the Issuer shall have cured all such defaults in respect of all the Securities. Any amount of interest or principal so in default in respect of this International Global Security shall bear interest (if, and to the extent permitted by law) at the rate specified in the title of this International Global Security until such default shall have been cured.

(b) If a date for payment of principal or interest on this International Global Security falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest may be made on the next succeeding Business Day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph 8(b), “Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

9. The transfer of this International Global Security is registrable on the Security Register (as herein defined) upon surrender of this International Global Security for registration at the office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in a form approved by the Fiscal Agent duly executed by, the Registered Holder hereof or such Registered Holder’s attorney duly authorized in writing. Upon surrender of this International Global Security for registration of transfer by the Registered Holder hereof, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of a like aggregate principal amount, and registered in such name or names as may be requested by the Registered Holder hereof, dated the date of authentication thereof and bearing the guarantee of Japan in the form provided in the Fiscal Agency Agreement. The Issuer, Japan and the Fiscal Agent may deem and treat the Registered Holder hereof as the absolute owner hereof (notwithstanding any notice of ownership or writing hereon made by anyone) for the purpose of receiving payment hereon and for all other purposes, whether or not this International Global Security shall be overdue. The Issuer covenants that, until the Agency Maintenance Termination Date, it will at all times maintain in London an office or agency for the transfer and registration of transfers, as aforesaid, of Securities and where notices and demands to or upon the Issuer or Japan in respect of the Securities and the Fiscal Agency Agreement may be served. The Issuer has appointed the Fiscal Agent as its agent for such purpose. The Issuer has also agreed to cause to be kept at the office of the Registrar in London a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for such registration of transfers.

In the manner and subject to the limitations provided in the Fiscal Agency Agreement, Securities may be exchanged for a like aggregate principal amount of Securities of authorized denominations bearing the guarantee of Japan in the form provided in the Fiscal Agency Agreement. The Issuer covenants that until the Agency Maintenance Termination Date, it will at all times maintain an office or agency in London where Securities may be surrendered in exchange for Securities in other authorized denominations in accordance with the terms hereof and of the Fiscal Agency Agreement. The Issuer has appointed the Fiscal Agent as its agent for such purpose.

None of the Fiscal Agent, the Registrar or any transfer agent will be required to (i) exchange or register the transfer of any Security selected for redemption; or (ii) exchange or register the transfer of any Security for the period from the record date preceding the due date for any payment to the payment date with respect to such Security.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer guaranteed by Japan evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. Any new International Global Security delivered pursuant to this paragraph 9 shall be so dated that neither gain nor loss of interest shall result from such registration or exchange.

No service charge shall be made for any such transfer, exchange or registration of transfer or exchange of Securities, but the Issuer, Japan or the Fiscal Agent (and any other agent appointed by the Issuer pursuant to Section 2 of the Fiscal Agency Agreement) may require payment of a sum sufficient to cover any transfer, stamp or other tax or other governmental charge required to be paid in connection therewith.

10. In case this International Global Security shall at any time become mutilated or destroyed or stolen or lost then, provided that this International Global Security, or evidence of the destruction, theft or loss thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal Agent or its U.S. Representative, a replacement International Global Security of like tenor and principal amount and bearing the guarantee of Japan in the form provided in the Fiscal Agency Agreement will be issued by the Issuer and, at its request, authenticated and delivered by the Fiscal Agent in exchange for the International Global Security so mutilated, or in lieu of the International Global Security destroyed or stolen or lost; and provided further that, in the case of destroyed, stolen or lost Securities, the Issuer, Japan and the Fiscal Agent shall have received evidence satisfactory to them that such Securities were destroyed, stolen or lost, and shall also have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a replacement International Global Security shall be borne by the Registered Holder of the International Global Security mutilated, destroyed, stolen or lost. Upon the issuance of any replacement International Global Security under this paragraph 10, the Issuer, Japan or the Fiscal Agent may require the payment of a sum sufficient to cover any transfer, stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith. In case such mutilated, destroyed, stolen or lost International Global Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new International Global Security, pay or cause to be paid such International Global Security.

Every replacement International Global Security issued pursuant to this paragraph 10 in exchange for or in lieu of any mutilated, destroyed, stolen or lost International Global Security shall constitute an original additional contractual obligation of the Issuer guaranteed by Japan, whether or not the mutilated, destroyed, stolen or lost International Global Security shall be at any time enforceable by anyone. Any replacement International Global Security delivered pursuant to this paragraph 10 shall be so dated that neither gain nor loss of interest shall result from such replacement.

The provisions of this paragraph 10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, stolen or lost Securities.

11. Subject to paragraph 13, the Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this International Global Security and its guarantee by Japan, and to constitute the same the valid obligations of the Issuer and of Japan, respectively, in accordance with their terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Japan.

12. The Fiscal Agency Agreement may be modified or amended by the Issuer, Japan and the Fiscal Agent, and the terms and conditions of the Securities may be modified or amended by the Issuer and Japan, without the consent of the Registered Holder of any International Global Security for the purpose of adding to the covenants of the Issuer or Japan for the benefit of the Registered Holders, surrendering any right or power conferred upon the Issuer or Japan, securing the Securities pursuant to the requirements of the Securities or otherwise, curing any ambiguity, or curing, correcting or supplementing any defective provision therein, or in any manner which the Issuer, Japan and the Fiscal Agent may mutually deem necessary or desirable, which, in the case of the Fiscal Agency Agreement, shall not be inconsistent with the Securities, and which shall not adversely affect the interests of the Registered Holders of the Securities in any material respect, to all of which each Registered Holder of any International Global Security shall, by acceptance thereof, consent.

13. This International Global Security shall not become valid or obligatory for any purpose unless and until this International Global Security has been authenticated by MUFG Bank, Ltd., London Branch, or its successor, as Fiscal Agent.

14. This International Global Security shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by the Issuer and any other matters required to be governed by the laws of Japan.

15. As more fully set forth in the Fiscal Agency Agreement, the Issuer has appointed the U.S. Representative of the Fiscal Agent for the time being as its authorized agent upon which process may be served in any action arising out of or based on the Securities or the Fiscal Agency Agreement which may be instituted in any State or Federal court in The City of New York by the Registered Holder of this International Global Security, and the Issuer hereby expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable until the Agency Maintenance Termination Date, unless and until a successor U.S. Representative of the Fiscal Agent or successor Fiscal Agent shall have been appointed by the Issuer as its authorized agent for such purpose and such successor U.S. Representative of the Fiscal Agent or successor Fiscal Agent shall have accepted such appointment. Notwithstanding the foregoing, any action arising out of or based on the Securities may be instituted by the Registered Holder of this International Global Security in any competent court in Japan. The Issuer hereby waives irrevocably any immunity to which it might otherwise be entitled in any action based on the Securities which may be instituted by the Registered Holder of this International Global Security in any State or Federal court in The City of New York or in any competent court in Japan. This waiver is intended to be effective upon execution of this International Global Security without any further act by the Issuer before any such court, and introduction of this International Global Security into evidence shall be final and conclusive evidence of such waiver.

IN WITNESS WHEREOF, the Issuer has caused this International Global Security to be executed with the signature of the Governor, CEO or a duly authorized agent of the Issuer in Tokyo, Japan or the facsimile signature of the Governor, CEO or a duly authorized agent of the Issuer in The City of New York, State of New York, United States of America.

Dated: September 16, 2022

JAPAN BANK FOR INTERNATIONAL COOPERATION

By
Name: HAYASHI Nobumitsu
Governor or Duly Authorized Agent of the Issuer

Form of Certificate of Authentication

This is one of the Securities within referred to. The undersigned hereby represents that it has not authenticated Securities in excess of an aggregate principal amount of $1,500,000,000 (other than Securities issued in exchange for and upon the cancellation of a like aggregate principal amount of other Securities, and Securities issued in lieu of destroyed, stolen or lost Securities).

MUFG BANK, LTD., LONDON BRANCH as Fiscal Agent

By
Authorized Signatory

SCHEDULE TO THE INTERNATIONAL GLOBAL SECURITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

3.875% GUARANTEED BONDS DUE SEPTEMBER 16, 2025

Initial Principal Amount	Additional Principal Amount	Aggregate Principal Amount	Authorization

$	$	$

	$	$

	$	$

EXHIBIT B

(FORM OF GUARANTEE FOR SECURITY)

GUARANTEE BY JAPAN

Japan hereby unconditionally and irrevocably guarantees to the holder of the within Security due and punctual payment of the principal of said Security, interest thereon and any Additional Amounts as defined in paragraph 2 of said Security, according to the tenor of said Security, as and when the same shall become due and payable; waives any requirement that the holder of said Security, in the event of any default in such payment by Japan Bank for International Cooperation, first make demand upon or seek to enforce remedies against Japan Bank for International Cooperation before demanding payment under, or seeking to enforce, this guarantee; covenants that this guarantee will not be discharged except by complete performance of the obligations contained in said Security and this guarantee; and covenants that the guarantee herein contained shall be a general obligation of Japan, for the performance of which the full faith and credit of Japan is hereby pledged and shall rank pari passu in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise.

This guarantee shall not be valid or obligatory for any purpose until the within Security has been authenticated by or on behalf of MUFG Bank, Ltd., London Branch, or its successor as Fiscal Agent duly appointed by Japan Bank for International Cooperation and Japan for such purpose.

This guarantee shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by Japan and any other matters required to be governed by the laws of Japan.

Dated: September 16, 2022

JAPAN

By
[[Name of Minister of Finance]
Minister of Finance
/ [Name of Minister of State, Minister of Finance ad interim]
Minister of State
Minister of Finance ad interim]